Exhibit 99.2

Press Release

Correction to October 31, 2005 Press Release:

Action Products Announces Key Results of Quarterly Board Meeting

ORLANDO, FL – October 31, 2005 –Action Products International, Inc. (NASDAQ-CM: APII), is correcting a quote in a previous press release on this date.

Incoming Chairman, Ronald Kaplan, said . . . “as demonstrated by our inside investors exercise of stock warrants at $3.50/share.” The quote should read “as demonstrated by our exercise of stock warrants at $3.00/share.”

According to Form 4’s presented to Action Products International insiders have exercised $3.00/share warrants on July 5th 2005, June 28th 2005, and June 15th 2005.

About Action Products International, Inc.

Action Products International, Inc, based in Orlando Florida is a toy manufacturer, emphasizing educational and positive play brands, including JAY JAY THE JET PLANE Wooden Adventure System, the I DIG ® series, Space Voyagers® “The most authentic Space Toys on the Earth,” ToddWorld™ soft play toys, Climb@Tron™ window-climbing robots, Curiosity Kits® and IMADETHAT™. Its products are marketed and sold to toy stores, specialty retailers, Internet retailers, museums, zoos, theme parks, attractions, catalog companies and education markets in the United States and worldwide.

Visit the Company’s web sites at www.apii.com and www.curiositykits.com

Any statements that are not historical facts contained in this release are forward-looking statements. It is possible that the assumptions made by management for purposes of such statements may not materialize. Actual results may differ materially from those projected or implied in any forward-looking statements. Such statements may involve risks and uncertainties, including but not limited to those relating to product demand, pricing, market acceptance, the effect of economic conditions, intellectual property rights, the outcome of competitive products, risks in product development, the results of financing efforts, the ability to complete transactions, and other factors discussed from time to time in the Company’s Securities and Exchange Commission filings. The Company undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made.

Contacts:	Ray Oliver, Investor Relations Officer 407/481-8007 extension 723
Adam Ben-Evi, SBW Alliance Group 407-647-9976